Exhibit 23.2

RANDY R. SHORB
E. ANDREW JOHNSON
J. CHRISTOPHER DAVIS
PAUL KINGSOLVER
LUKE A. BOMER
WHITNEY M. ESCHENHEIMER
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JON D. CARTLEDGE
TREVOR L. HUGHES
KARI DECKARD*
MELISSA F. PACHUCKI
JASON L. CALLAWAY
*Also admitted in Texas
JOHNSON & JONES, P.C. Attorneys and Counselors at Law TWO WARREN PLACE 6120 S. YALE AVENUE SUITE 500 TULSA, OKLAHOMA 74136 Telephone: (918) 584-6644 Fax: (888) 789-0940 www.johnson-jones.com

Of Counsel
KENNETH E. DORNBLASER
STEPHANIE D. PHIPPS*
SEAN P. HENNESSEE*
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Retired Founders
C. ROBERT JONES
RICHARD D. JONES
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JOHN B. JOHNSON, JR.
(1933-2015)
W. THOMAS COFFMAN
(1940-2007)

November 2, 2015
AAON, Inc.
2425 S. Yukon
Tulsa, Oklahoma 74107

Re: AAON, Inc. 2007 Long-Term Incentive Plan Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”) of AAON, Inc., a Nevada corporation (the “Company”), filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with a proposed offering by the Company to certain of its employees and directors of the Company’s common stock, $.004 par value per share, under the AAON, Inc. 2007 Long-Term Incentive Plan, as amended (the “Plan”). All of the 750,000 shares being registered are newly issued by the Company and will hereinafter be referred to as the “Shares”.

As counsel for the Company, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records or other documents as we have deemed relevant as a basis for our opinion hereinafter expressed. Where factual matters material to this opinion were not independently established, we have relied upon certificates and/or representations of current executive officers and responsible employees of the Company and upon such other data as we deem to be appropriate under the circumstances.

Based upon and subject to the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when issued, will be validly issued, fully paid and nonassessable.

This opinion is limited to the corporate laws of the State of Oklahoma and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Johnson & Jones, P.C.